RIDER C

Master Investment Portfolio (the "Registrant"): LifePath(R) Retirement Master
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Portfolio, LifePath(R) 2020 Master Portfolio, LifePath(R) 2025 Master
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Portfolio, LifePath(R) 2030 Master Portfolio, LifePath(R) 2035 Master
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Portfolio, LifePath(R) 2040 Master Portfolio, LifePath(R) 2045 Master
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Portfolio, LifePath(R) 2050 Master Portfolio, and LifePath(R) 2055 Master
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Portfolio (each, a "Fund" and collectively, the "Funds")
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77Q1(e):

Copies of any new or amended Registrant investment advisory contracts

Attached please find as an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of the Sub-Investment Advisory Agreement between BlackRock Fund Advisors and BlackRock (Singapore) Limited with respect to each Fund

                            SUB-ADVISORY AGREEMENT

   AGREEMENT dated as of December 11, 2015, between BlackRock Fund Advisors, a California corporation ("Adviser"), and BlackRock (Singapore) Limited, a company incorporated under the laws of Singapore ("Sub-Adviser").

   WHEREAS, Adviser has agreed to furnish investment advisory services to the series set forth on Schedule A hereto (each, a "Portfolio" and collectively,
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the "Portfolios") of Master Investment Portfolio, a Delaware statutory trust
(the "Fund"), which is an open-end, management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

   WHEREAS, Adviser wishes to retain Sub-Adviser to provide it with certain sub-advisory services as described below in connection with Adviser's advisory activities on behalf of the Portfolios;

   WHEREAS, the amended investment advisory contract among Adviser, BlackRock Advisors, LLC and the Fund dated December 28, 2012 (such agreement or the most recent successor agreement between such parties relating to advisory services to the Portfolios is referred to herein as the "Advisory Agreement") contemplates that Adviser may appoint a sub-advisor to perform investment advisory services with respect to the Portfolios;

   WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

   NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed between the parties hereto as follows:

   I.  Appointment.  Adviser hereby appoints Sub-Adviser to act as sub-advisor
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with respect to the Portfolios as provided in Section 7 of the Advisory
Agreement. Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

   II.  Services of Sub-Adviser. Subject to the succeeding provisions of this
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section and the oversight and supervision of Adviser and the Fund's Board of
Trustees, Sub-Adviser will perform certain of the day-to-day operations of the Portfolios which may include one or more of the following services: (i) act as investment advisor for and manage the investment and reinvestment of those assets of the Portfolios as Adviser may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Portfolios and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Portfolios; (ii) provide investment research and credit analysis concerning the Portfolios' investments; (iii) assist in determining what portion of the Portfolios' assets will be invested in cash and cash equivalents and money market instruments; (iv) place orders for all purchases and sales of investments, other than short-term cash equivalents made for the Portfolios; and (v) maintain the books and records as are required to support Fund operations (in conjunction with record-

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keeping and accounting functions performed by Adviser). At the request of
Adviser, Sub-Adviser will also, subject to the oversight and supervision of Adviser and the Fund's Board of Trustees, provide to Adviser or the Fund any of the facilities and equipment and perform any of the services described in
Section 6 of the Advisory Agreement. In addition, Sub-Adviser will keep the Fund and Adviser informed of developments materially affecting the Portfolios and shall, on its own initiative, furnish to the Fund from time to time whatever information Sub-Adviser believes appropriate for this purpose. Sub-Adviser will periodically communicate to Adviser, at such times as Adviser may direct, information concerning the purchase and sale of securities for the Portfolios, including (i) the name of the issuer, (ii) the amount of the purchase or sale, (iii) the name of the broker or dealer, if any, through which the purchase or sale will be effected, (iv) the CUSIP number of the instrument, if any, and (v) such other information as Adviser may reasonably require for purposes of fulfilling its obligations to the Fund under the Advisory Agreement. Sub-Adviser will provide the services rendered by it under this Agreement in accordance with each Portfolio's investment objective, policies and restrictions as stated in the Portfolio's prospectus and statement of additional information (as currently in effect and as they may be amended or supplemented from time to time), and the resolutions of the Fund's Board of Trustees.

   III.  Other Sub-Adviser Covenants.
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   A.  In the performance of its duties under this Agreement, Sub-Adviser shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act") and all applicable Rules and Regulations of the Securities and Exchange Commission (the "SEC"); (ii) any other applicable provision of law; (iii) the provisions of the Second Amended and Restated Agreement and Declaration of Trust and Amended and Restated By-Laws of the
Fund, as such documents are amended from time to time; (iv) the investment objectives and policies of each Portfolio as set forth in the Portfolio's Registration Statement on Form N-1A and/or the resolutions of the Board of Trustees; and (v) any policies and determinations of the Board of Trustees of the Fund.

       B.   Sub-Adviser further agrees that it:

          1. will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, Sub-Adviser will attempt to obtain the best price and the most favorable execution of orders. In placing orders, Sub-Adviser will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, Sub-Adviser may, subject to the approval of the Fund's Board of Trustees, select brokers on the basis of the research, statistical and pricing services they provide to the Portfolios and other clients of Adviser or Sub-Adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by Sub-Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, PROVIDED that Sub-Adviser determines in good faith that such commission is reasonable in terms of either the transaction or the overall responsibility of Adviser and Sub-Adviser to the Portfolios and their other clients and that the total commissions paid by each Portfolio will be reasonable in relation to the benefits

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       to the Portfolio over the long-term. In no instance, however, will a
       Portfolio's securities be purchased from or sold to Adviser, Sub-Adviser, the Fund's distributor or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law. It is understood that Sub-Adviser may utilize affiliates in connection with the placement of orders with issuers and brokers or dealers, but such use of affiliates shall not affect the responsibility of Sub-Adviser to Adviser for such activities. Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, Sub-Adviser may select brokers and dealers with which it or the Fund is affiliated;

          2. will maintain or cause Adviser to maintain books and records with respect to the Portfolios' securities transactions and will furnish Adviser and the Fund's Board of Trustees such periodic and special reports as they may request;

          3. will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When Sub-Adviser makes investment recommendations for a Portfolio, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Portfolio's account are customers of the commercial departments of its affiliates. In dealing with commercial customers of its affiliates, Sub-Adviser will not inquire or take into consideration whether securities of those customers are held by the Fund; and

          4. will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, any of a Portfolio's and the Fund's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

   IV.  Services Not Exclusive. Nothing in this Agreement shall prevent the
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Sub-Adviser or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Adviser or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Adviser will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

   V.  Books and Records. In compliance with the requirements of Rule 31a-3
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under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Portfolios are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request. Sub-Adviser further agrees to preserve for the periods

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prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act (to the extent such books and records are not maintained by Adviser).

   VI.  Expenses. During the term of this Agreement, Sub-Adviser will bear all
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costs and expenses of its employees and any overhead incurred by Sub-Adviser in connection with its duties hereunder; PROVIDED that the Board of Trustees of the Fund may approve reimbursement to Sub-Adviser of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Portfolio operations (including, without limitation, compliance matters) (other than the provision of investment advice and administrative services required to be provided hereunder) of all personnel employed by Sub-Adviser who devote substantial time to Portfolio operations or the operations of other investment companies advised or sub-advised by Sub-Adviser.

   VII. Compensation.
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       A. Adviser agrees to pay to Sub-Adviser and Sub-Adviser agrees to accept as full compensation for all services rendered by Sub-Adviser as such a fee, computed daily and payable monthly, at the annual rate set forth on Schedule B
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attached hereto. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

       B. For purposes of this Agreement, the net assets of the Portfolios shall be calculated pursuant to the procedures adopted by resolutions of the Fund's Board of Trustees for calculating the value of the Fund's assets or delegating such calculations to third parties.

       C. If Adviser waives any or all of its advisory fee payable under the Advisory Agreement pursuant to an advisory fee waiver agreement, with respect to a Portfolio, Sub-Adviser will bear its share of the amount of such waiver by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees that would otherwise be paid to it hereunder with respect to the Portfolio to the aggregate fees that would otherwise be paid by the Fund to Adviser under the Advisory Agreement with respect to the Portfolio. Adviser shall inform Sub-Adviser prior to waiving any advisory fees.

   VIII. Limitation of Liability. Sub-Adviser shall not be liable for any error
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of judgment or mistake of law or for any loss suffered by Adviser or by the
Fund or a Portfolio in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement. As used in this Section 8, the term "Sub-Adviser" shall include any affiliates of the Sub-Adviser performing services for the Portfolios contemplated hereby and partners, directors, officers and employees of Sub-Adviser and such affiliates.

   IX. Duration and Termination. This Agreement will become effective as of the
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date hereof and, unless sooner terminated with respect to the Portfolios as provided herein, shall continue in effect with respect to the Portfolios for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Portfolios for successive periods of 12 months, PROVIDED such continuance is specifically approved at least annually
(a) by the vote of a majority of those members of the Fund's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Fund's Board of Trustees or by a vote of a majority of

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the outstanding voting securities of the Portfolios. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Portfolios at any time, without the payment of any penalty, by the Fund (by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolios), or by Adviser or Sub-Adviser on sixty days' written notice, and will terminate automatically upon any termination of the Advisory Agreement between the Fund and Adviser. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms in the 1940 Act.)

   X. Notices. Any notice under this Agreement shall be in writing to the other
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party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

   XI. Amendment of this Agreement. No provision of this Agreement may be
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changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

   XII. Miscellaneous. The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

   XIII. Governing Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions, conflict with the applicable provisions of the 1940 Act, the latter shall control.

   XIV. Counterparts. This Agreement may be executed in counterparts by the
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parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

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   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                           BLACKROCK FUND ADVISORS

                                           By:  /s/ Neal J. Andrews
                                                --------------------------------
                                                Name:   Neal J. Andrews
                                                Title:  Managing Director

                                           BLACKROCK (SINGAPORE) LIMITED

                                           By:  /s/ Graham Turl
                                                --------------------------------
                                                Name:   Graham Turl
                                                Title:  Managing Director

                                           BLACKROCK (SINGAPORE) LIMITED

                                           By:  /s/ Michael Marquardt
                                                --------------------------------
                                                Name:   Michael Marquardt
                                                Title:  Managing Director

AGREED AND ACCEPTED
as of the date first set forth above

MASTER INVESTMENT PORTFOLIO, on behalf of its series set forth on Schedule A
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hereto


By.  /s/ John Perlowski
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     Name:   John Perlowski
     Title:  President and Chief Executive Officer

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                                  Schedule A
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LifePath(R) Retirement Master Portfolio
LifePath(R) 2020 Master Portfolio
LifePath(R) 2025 Master Portfolio
LifePath(R) 2030 Master Portfolio
LifePath(R) 2035 Master Portfolio
LifePath(R) 2040 Master Portfolio
LifePath(R) 2045 Master Portfolio
LifePath(R) 2050 Master Portfolio
LifePath(R) 2055 Master Portfolio

                                 Schedule A-1

                                  Schedule B
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                          Sub-Investment Advisory Fee
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   Pursuant to Section 7, for that portion of a Portfolio for which Sub-Adviser acts as sub-advisor, Adviser shall pay a fee to Sub-Adviser equal to [ ]% of the advisory fee received by Adviser from the Portfolio with respect to such portion, net of: (i) expense waivers and reimbursements, (ii) expenses relating to distribution and sales support activities borne by Adviser, and
(iii) administrative, networking, recordkeeping, sub-transfer agency and shareholder services expenses borne by Adviser.